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                                                                   Exhibit 10.28

                          WALL STREET STRATEGIES, INC.

                               130 William Street
                                    Suite 401
                            New York, New York 10038


                                  CHARLES PAYNE

                                 237 Elm Avenue
                            Teaneck, New Jersey 07666



                                 April 11, 2000

130 William LLC
130 William Street
New York, New York  10038

         Re: Portion of the 4th Floor (Suite 401) of 130 William Street, New York, New York (the "Premises")
                  -----------------------------------------------------------

Dear Sir:

         Reference is made to that certain Lease dated as of July 23, 1998 (the "Lease"), between Wall Street Strategies, Inc. ("Tenant") and 130 William LLC ("Landlord") and guaranteed by Charles Payne ("Guarantor") as set forth in and pursuant to the terms of that certain Guaranty of even date therewith (the "Guaranty"). Tenant, Landlord and Guarantor hereby agree by this letter agreement (this "Agreement") that the Lease and the Guaranty shall be modified as follows:

1. Unless the context otherwise clearly indicates a contrary intent or unless specifically provided herein, each defined term used in this Agreement shall be deemed to have the meaning set forth in the Lease.

2. The Lease and the Guaranty shall terminate and expire on June 30, 2000, provided, however, that Tenant may, at Tenant's sole option, elect to accelerate such date of termination or June 15, 2000, by giving notice of such election to Landlord in writing no later than April 15, 2000. Provided Tenant surrenders and vacates the Premises by the Surrender Date, the Lease and the Guaranty shall terminate and expire on such termination date (the "Surrender Date") with the same force and effect as if such date were the expiration date provided for in the Lease.


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130 William LLC
April 11, 2000
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3.       In consideration of such acceleration of the expiration date of the
         Lease and the Guaranty, Tenant shall pay to Landlord the sum of seventeen thousand five hundred dollars ($17,500.00) (the "Surrender Payment").

4. Tenant shall pay the Surrender Payment by crediting the same against the security deposit being held by Landlord pursuant to the terms of Paragraph 34 of the Lease. Landlord shall refund the balance of the security deposit (together with the interest earned thereon, if any) to which Tenant is entitled under the terms of the Lease within fourteen
         (14) days after the Surrender Date.

5. From and after the Surrender Date, (a) neither Landlord nor Tenant shall have any further obligation or liability to the other under the Lease or with respect to the Premises, except for obligations and liabilities created by this Agreement or which expressly or by their nature survive the termination or sooner expiration of the Lease, and
         (b) Guarantor shall not have any obligation or liability to Landlord under the Lease or the Guaranty or with respect to the Premises.

6. Each of Tenant and Landlord represents and warrants to the other that it has dealt with no broker in connection with this Agreement other than Richard Kusack (the "Broker"), and each indemnifies and holds the other harmless from and against any and all costs, claims, losses, damages, liabilities and expenses (including reasonable attorneys' fees and disbursements) arising out of (a) the claims or alleged claims of any broker (other than the Broker) or any other person claiming to have dealt with the indemnitor in connection with this Agreement and the surrender of the Premises, and (b) any inaccuracy of the foregoing representation. Tenant shall be responsible for payment of any consideration that may be due to the Broker with respect to this Agreement.

7. The terms, covenants and conditions contained in this Agreement shall bind and benefit each of Landlord, Tenant and Guarantor and their respective successors and assigns with the same effect as if mentioned in each instance where a party is named or referenced.

8. This Agreement, together with the Lease and the Guaranty, constitutes the entire agreement between the applicable parties hereto with respect to the matters stated herein and may not be amended or modified unless such amendment or modification shall be in writing and signed by all of the parties hereto.

9. This Agreement shall be construed in accordance with the laws of the State of New York without regard to the principles of conflicts of laws.

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130 William LLC
April 11, 2000
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10.      Except as hereby modified, the Lease and the Guaranty are hereby ratified and confirmed and continue in full force and effect.

Please acknowledge your agreement to the foregoing by executing and returning to the undersigned the enclosed copy of this Agreement.



                                              Very truly yours,

                                              WALL STREET STRATEGIES, INC.


                                              By: /s/ Charles Payne
                                                  ------------------------------
                                                  Name:  Charles Payne
                                                  Title: Chief Executive Officer



                                              /s/ Charles Payne
                                              ----------------------------------
                                              Charles Payne

AGREED:

130 WILLIAM LLC


By: /s/ Francis Moezinia
    ------------------------
    Name:  Francis Moezinia
    Title: Member

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